UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2010

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Lippincott Centre, Marlton, NJ	08053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 810-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Hill International, Inc. (the “Company”) is reissuing its historical consolidated financial statements included in its Annual Report on Form 10-K for the years ended December 31, 2008, 2007 and 2006 (“2008 Form 10-K”) as filed with the Securities and Exchange Commission (“SEC”) on March 16, 2009 to show the effects of the adoption of a new accounting standard, which became effective for the Company on January 1, 2009. The new standard requires that noncontrolling interests (previously referred to as minority interests) be reported as a component of shareholders’ equity; net income attributable to the parent and the noncontrolling interest be separately identified in the consolidated results of operations; changes in a parent’s ownership interest be treated as equity transactions if control is maintained; and upon a loss of control, any gain or loss on the interest be recognized in the consolidated results of operations. The standard requires retrospective adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of the standard will be applied prospectively. The adoption of the standard did not have a material impact on the Company’s financial statements.

This Current Report on Form 8-K updates Items 6 and 8 of the Company’s 2008 Form 10-K, to reflect the adoption of the new accounting standard. The updated financial information is attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2 and is incorporated by reference in the Company’s currently effective registration statements. All other information in the Company’s 2008 Form 10-K has not been otherwise updated for events or developments that occurred subsequent to the filing of the 2008 Form 10-K. The information in this Current Report on Form 8-K should be read in conjunction with the 2008 Form 10-K and any filings made by the Company with the SEC since March 16, 2009.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description

23.1 99.1 99.2	Consent of Amper, Politziner & Mattia, LLP Item 6. Selected Consolidated Financial Data Item 8. Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

Dated: January 15, 2010	By:	/s/ John Fanelli III
	Name:	John Fanelli III
	Title:	Senior Vice President and Chief Financial Officer